UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2017

FIDELITY & GUARANTY LIFE
(Exact name of registrant as specified in its charter)

Delaware	001-36227	46-3489149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Ruan Center 601 Locust Street, 14th Floor Des Moines, IA		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (800) 445-6758
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On November 15, 2017, Fidelity & Guaranty Life, a Delaware corporation (NYSE:FGL, the “Company”), issued a press release announcing the expiration and final results of the solicitation of consents (the “Consent Solicitation”) by Fidelity & Guaranty Life Holdings, Inc. (“FGLH”) from holders of FGLH’s 6.375% Senior notes due 2021 (the “Notes”) to adopt certain proposed amendments to the indenture governing the Notes (the “Indenture”). A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.
Forward-Looking Statements
The press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ from FGLH’s expectations, estimates or projections and consequently, you should not rely on these forward looking statements as predictions of future events. These forward-looking statements include, without limitation, (i) the Proposed Amendments and the operativeness of the A&R Indenture giving effect thereto, (ii) the expected payment of the Consent Consideration, and (iii) the consummation of the Acquisition of FGL. Actual results may differ materially due to a variety of factors including: changed market conditions, failure to satisfy the conditions for completing the Acquisition or consummating the Consent Solicitation and other factors listed under “Forward-Looking Statements” in the Consent Solicitation Statement. Except as may be required by law, FGLH does not intend to update or revise forward-looking statements to reflect changed assumptions or future events.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.    Description

99.1        Press Release of Fidelity & Guaranty Life dated November 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDELITY & GUARANTY LIFE

/s/ Eric L. Marhoun

Eric L. Marhoun
Executive Vice President, General Counsel and Secretary

Dated: November 15, 2017